INDEPENDENT STATE OF PAPUA NEW GUINEA

Oil and Gas Act, No. 49 of 1998

PETROLEUM RETENTION LICENCE NO: 13

I, **MOI AVEI** , KBE, M.P., Minister for Petroleum and Energy, acting pursuant to Section 40(2) of the Oil and Gas Act, No. 49 of 1998 as amended, and all other powers me enabling and having considered a report from the Board, **HEREBY APPROVE** the proposals submitted in the application and **GRANT** to:

CHEETAH OIL & GAS LIMITED

and

SCOTIA PETROLEUM INC

(**"the Licensees"**) this Petroleum Retention Licence No. 13 in respect of the blocks described hereunder for a period of five years commencing on the 27 day of January , 2005 subject to the conditions set out hereunder:

Interpretation:

In this Licence:

"the Act" means the **Oil and Gas Act**, No. 49 of 1998 and includes any amendment or re-enactment of the Act and words and expressions used in this Licence have the same respective meanings as in the Act.

27 Jan 2005 4:50PM CHEETAH OILGAS 6753211035 p.1

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"Approved Proposals" means the Proposed Work Programme, as detailed in clause 5.2; of the Application dated 12 November 2004; submitted by the Licensees, and attached to this Licence as "Schedule 'A' "

Description of Blocks:

This Licence shall apply to the blocks listed hereunder, which may be identified by the map title and section number as shown on the Graticular Section maps (1:1 000 000) prepared and published under the authority of the Minister for Petroleum and Energy and available at the Department of Petroleum and Energy, Port Moresby.

BLOCKS (all inclusive)

FLY RIVER MAP SHEET S.B. 54

The total number of blocks in this Licence is two (2) and all are inclusive.

2598
2670

CONDITIONS

1. This Licence shall take effect from the day of January, 2005.

2. The Licensees shall at all times comply with:-
   (a) the provision of the Act and the Regulations; and
   (b) all directions given to them under the Act or Regulations.

3. The Licensees shall undertake work, and expend a minimum of US$ 4.45 million in undertaking the work, as specified in the Approved Proposals.

27 Jan 2005 4:51PM CHEETAH OILGAS 6753211035 p.2

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4. The Licensees shall use reasonable endeavours to consult and co-ordinate activities they are required to carry out under their work programme, with the licensees of adjacent tenements containing gas fields.

5. The Licensees shall, at the end of the period of six months after the date of commencement of this Licence and at the end of every subsequent period of six months of the term of the Licence, forward to the Director, in duplicate, a report showing the nature and results of their studies conducted during the immediately preceding six months together with a statement, in duplicate, showing the amounts expended in relation to the Licence during that period.

6. The Licensees shall, not later than six months prior to the expiration of the fifth year of the Licence, submit to the Director market and technical studies or updated versions of such studies necessary to demonstrate the requirement of Section 45(1)(b) of the Act.

DATED at Port Moresby this 27 day of January, 2005.

....

MOI AVEI, KBE, M.P.
Minister for Petroleum and Energy

27 Jan 2005 4:51PM CHEETAH OILGAS 6753211035 p.3

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SCHEDULE "A"

APPROVED PROPOSALS

Work Program and Expenditure Proposals

Assessment Of previous work Including:

1) Conduct field geology program to supplement work previously done
2) Review and update structural model

Technical Studies

1) Conduct carbonate facies mapping to understand stratigraphic frame work
2) Plan new seismic propram over kuru and adjacent structures pending assessment of 3D-GEO Report
3) Acquire, process and interpret new seismic if acquired
4) Update structure mode
5) Plan to re-drill one previous Kuru well or drill new well to test northwest plunge of kuru anticline
6) Drill above well to appraise Kuru gas field
7) Undertake field reservoir mapping studies to delineate reservoir play distribution
8) Complete reservoir engineering studies to confirm reserves and evaluate recovery methods
9) FEED studies

Proposed Expenditure **US$ 4.1 million**

27 Jan 2005 4:52PM CHEETAH OILGAS 6753211035 p.4

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